Exhibit 10.14

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EXCLUSIVE BUSINESS COOPERATION AGREEMENT

THIS EXCLUSIVE BUSINESS COOPERATION AGREEMENT (this “Agreement”) is entered into by and between the following parties on June 19, 2019 in Shanghai, the People’s Republic of China (the “PRC”, solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan):

Party A:	Shanghai Aihui Trading Co., Ltd., a wholly foreign owned enterprise duly incorporated and validly existing under the laws of the PRC with its Uniform Social Credit Code of 913100000512489464;

Party B:	Shenzhen Lvchuang Network Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC with Uniform Social Credit Code of 9144030058272928X4.

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Party A has the necessary resources to provide technical and consulting services;

WHEREAS, Party B is permitted to engage in [recycling and sales of pre-owned electronic products] by the relevant PRC governmental authorities. The businesses conducted by Party B currently and any time during the term of this Agreement are collectively referred to herein as the “Principal Business”;

WHEREAS, during the term of this Agreement, Party A agrees to provide technical support, consulting services and other services in relation to the Principal Business for Party B on an exclusive basis, utilizing its advantages in technology, human resources, and information, and Party B agrees to accept such exclusive services provided by Party A or Party A’s designee(s), pursuant to the terms hereunder.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual discussion, the Parties hereby agree as follows:

1.	Services Provided by Party A

1.1

Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete business support and technical and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all services within the Principal Business as may be determined by Party A from time to time, including without limitation the following items:

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(1)	licensing Party B to use any software legally owned by Party A;

(2)	development, maintenance and update of software involved in Party B’s business;

(3)	design, installation, daily management, maintenance and updating of network systems, hardware and database;

(4)	providing technical support and professional training for relevant staff of Party B;

(5)

assisting Party B in consultancy, collection and research of technology and market information (excluding market research business that wholly foreign-owned enterprises are prohibited from conducting under the PRC laws);

(6)	providing business management consultation for Party B;

(7)	providing marketing and promotional services for Party B;

(8)	providing customer order management and customer services for Party B;

(9)	leasing equipment or properties to Party B; and

(10)	other related services requested by Party B from time to time to the extent permitted under the PRC laws.

1.2

Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not, directly or indirectly, accept the same or any similar consultations or services provided by any third party, and shall not cooperate with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties (who may enter into certain agreements described in Section 1.3 with Party B) to provide Party B with the consultations or services under this Agreement.

1.3	Service Providing Manner

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(1)

The Parties agree that during the term of this Agreement, as the case may be, at the request of Party A, Party B shall enter into further technical service agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the details, manner, personnel, and fees of the specific technical services and consulting services, and the form and substance of which shall be satisfactory to Party A.

(2)

The Parties agree that during the term of this Agreement, as the case may be, at the request of Party A, Party B shall enter into intellectual property (including without limitation software, trademark, patent and know-how) license agreements with Party A or any other party designated by Party A, which shall permit Party B to use Party A’s relevant intellectual property rights at any time and from time to time based on the needs of the business of Party B, and the form and substance of which shall be satisfactory to Party A.

(3)

The Parties agree that during the term of this Agreement, as the case may be, at the request of Party A, Party B shall enter into equipment or property leasing agreement with Party A or any other party designated by Party A, which shall permit Party B to use Party A’s relevant equipment or property based on the business needs of Party B, and the form and substance of which shall be satisfactory to Party A.

(4)

Party B hereby grants to Party A an irrevocable, unconditional and exclusive option to purchase from Party B, at Party A’s sole discretion, any or all of the assets and business of Party B, to the extent permitted under the PRC laws, and at the lowest purchase price permitted by the PRC laws. The Parties shall then enter into separate assets or business transfer agreement, specifying the terms and conditions of such assets or business transfer.

2.	Calculation and Payment of Service Fees

2.1	During the term of this Agreement, Party B shall pay service fee to Party A in each month for the services provided by Party A to Party B, which shall be determined by the Parties based on:

(1)	complexity and difficulty of the services;

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(2)	title of and time consumed by the employees of Party A providing the services;

(3)	details and business value of the services;

(4)	market reference price of the same type of services;

(5)	operation conditions of Party B.

2.2

If Party A transfers technology to Party B, develops software or other technology as entrusted by Party B, or leases equipment or properties to Party B, the technology transfer price, development fees or rent shall be determined by the Parties based on the actual situations.

3.	Intellectual Property Rights and Confidentiality

3.1

Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created from the performance of this Agreement, including but not limited to, copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, regardless of whether they have been developed by Party A or Party B. Party B shall execute all appropriate documents, take all appropriate actions, submit all filings and applications, render all appropriate assistance and otherwise conduct whatever is deemed necessary by Party A at its sole discretion for the purposes of vesting any ownership, right or interest of any such intellectual property rights in Party A, and perfecting the protections for any such intellectual property rights entitled to Party A.

3.2

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement shall be regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws, regulations, stock exchange regulations or orders of the court or other governmental authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Any unauthorized disclosure of confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed as unauthorized disclosure of such confidential information by such Party and such Party shall be liable for breach of this Agreement.

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4.	Representations and Warranties

4.1	Party A hereby represents and warrants as follows:

(1)

Party A is a wholly foreign-owned enterprise legally incorporated and validly existing under the PRC laws; Party A or the service providers designated by Party A will obtain all governmental permits and licenses for providing the service under this Agreement before providing such services.

(2)

Party A has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and governmental authorities (if required) for the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement by Party A do not violate any requirements explicitly stipulated by any law or regulation.

(3)	This Agreement constitutes Party A’s legal, valid and binding obligations, and is enforceable against it in accordance with the terms hereunder.

4.2	Party B hereby represents and warrants as follows:

(1)	Party B is a company legally incorporated and validly existing under the PRC laws; Party B has obtained all permits and licenses for engaging in the Principal Business in a timely manner.

(2)

Party B has taken all necessary corporate actions, obtained all necessary authorizations as well as all consents and approvals from third parties and governmental authorities (if required) for the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement by Party B do not violate any requirements explicitly stipulated by any law or regulation.

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(3)	This Agreement constitutes Party B’s legal, valid and binding obligations, and is enforceable against it in accordance with the terms hereunder.

5.	Terms of Agreement

5.1

This Agreement is executed by the Parties on the date first above written and shall take effect as of such date. Unless terminated in accordance with the provisions of this Agreement or terminated in writing by Party A, this Agreement shall remain effective.

5.2

During the term of this Agreement, each Party shall renew its operation term prior to the expiration thereof so as to enable this Agreement to remain effective and enforceable. This Agreement shall be terminated upon the expiration of the operation term of any Party if the application for the renewal of such Party’s operation term is not approved or agreed by the relevant governmental authorities.

5.3	The rights and obligations of the Parties under Sections 3, 6, 7 and this Section 5.3 shall survive the termination of this Agreement.

6.	Governing Law and Resolution of Disputes

6.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the PRC laws.

6.2

In the event of any dispute with respect to the interpretation and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within thirty (30) days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the Shanghai Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The language used during arbitration shall be Chinese. The arbitration award shall be final and binding on both Parties.

6.3

Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

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7.	Liability for Breach and Indemnification

7.1

If Party B conducts any material breach of any term of this Agreement, Party A shall have the right to terminate this Agreement and require Party B to indemnify all damages; this Section 7.1 shall not prejudice any other rights of Party A herein.

7.2	Unless otherwise required by the applicable laws, Party B shall not have any right to terminate this Agreement under any circumstance.

7.3

Party B shall indemnify and hold harmless Party A from any losses, damages, liabilities or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A at the request of Party B, except where such losses, damages, liabilities or expenses arising from the gross negligence or willful misconduct of Party A.

8.	Force Majeure

8.1

In the case of any force majeure events (“Force Majeure”) such as earthquakes, typhoons, floods, fires, flu, wars, strikes or any other events that cannot be predicted and are unpreventable and unavoidable by the affected Party, which directly or indirectly causes the failure of either Party to perform or completely perform this Agreement, then the Party affected by such Force Majeure shall give the other Party a written notice without any delay, and shall provide details of such event within fifteen (15) days after sending out such notice, explaining the reasons for such failure of performance, partial performance or delay of performance.

8.2

If such Party claiming Force Majeure fails to notify the other Party and furnish it with proof pursuant to the above provision, such Party shall not be excused from the non-performance of its obligations hereunder. The Party so affected by the event of Force Majeure shall use reasonable efforts to minimize the consequences of such Force Majeure and to promptly resume performance of obligations hereunder whenever the causes of such excuse are cured. If the Party affected by the event of Force Majeure fails to resume performance of obligations hereunder when the causes of such excuse are cured, such Party shall be liable to the other Party.

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8.3

In the event of Force Majeure, the Parties shall promptly consult with each other to find an equitable solution and shall use all reasonable endeavors to minimize the consequences of such Force Majeure.

9.	Notices

9.1

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, commercial courier service, facsimile transmission or email to the address of such Party set forth below. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

(1)	Notices given by personal delivery, courier service or registered mail, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

(2)	Notices given by facsimile transmission or email shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2	For the purpose of notices, the addresses of the Parties are as follows:

If to:	Party A
Address:	12th Floor, No.433 Songhu Road, Yangpu District, Shanghai
Attn:	***
Phone:	***

If to:	Party B
Address:	Room 602, Qilong Center, Building 20, Guangqian Village Industrial Zone, Taoyuan Street, Nanshan District, Shenzhen
Attn:	Shenzhen Lvchuang Network Technology Co., Ltd.
Phone:	***

9.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.	Assignment

10.1	Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

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10.2	Party B agrees that Party A may assign its obligations and rights hereunder to any third party upon a prior written notice to Party B but without the consent of Party B.

11.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.	Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.	Language and Counterparts

This Agreement is written in both Chinese and English language and executed in two (2) copies, and each Party shall have one (1) copy with equal legal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A:	Shanghai Aihui Trading Co., Ltd. (Seal)
/s/ Shanghai Aihui Trading Co., Ltd.

	By:	/s/ CHEN Xuefeng
	Name:	CHEN Xuefeng
	Title:	Legal Representative

Party B:	Shenzhen Lvchuang Network Technology Co., Ltd. (Seal)
/s/ Shenzhen Lvchuang Network Technology Co., Ltd.

	By:	/s/ SHEN Haichen
	Name:	SHEN Haichen
	Title:	Legal Representative

Signature Page to Exclusive Business Cooperation Agreement